Exhibit 10.3

                                PROMISSORY NOTE

US$ 6,500,000.00                                 Dated: September 14, 2001
----------------                                 -------------------------

FOR VALUE RECEIVED, the undersigned, Panamco de Nicaragua, S.A. a corporation (sociedad anonima) organized and existing under the laws of the Republic of Nicaragua (The "Borrower"), HEREBY PROMISES TO PAY to the order of Citibank N.A., - International Banking Facility of a United States national banking association (the "Bank"), the principal sum of SIX MILLION FIVE HUNDRED THOUSAND EXACTLY in United States Dollars (US$6,500,000.00) on September 13, 2002 (the "Maturity Date").

The principal amount of this Promissory Note shall be due and payable on the Maturity Date, accrued interest is payable quarterly.

The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full at an interest rate per annum equal at all times to 1.05% per annum above, but on any overdue principal amount hereof 2.0% per annum, above LIBOR (as hereinafter defined). LIBOR means, in respect of a particular date and payment, the rate per annum at which U.S. dollar deposits, in the amount of such payment and with a maturity of 90 days, are or would be offered by the London branch of Citibank , N.A. interbank market as of approximately 11:00 A.M., London time.

Such interest shall be due and payable quarterly. Computations of interest shall be made by the Bank on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. In no event shall the interest charged hereunder exceed the maximum interest rate allowed by applicable law. The Borrower shall make each payment under this Note in same day funds no later then 12:00 noon (New York, N.Y. time) on the day when due in lawful money of the United States of America (in freely transferable United States dollars) to the Bank at the address of Citibank N.A. at 111 Wall Street, New York, N.Y. 10043 U.S.A. (or such other address as the Bank may hereafter designate).

The Borrower may, upon five business days' notice to the Bank, prepay this
Note in whole or in part on any business day; provided, however, that if the prepayment is partial (x) the minimum amount of any such prepayment shall be $500,000.00 or any larger multiple thereof and (y) such prepayment is made together with accrued interest and any break-funding amounts due pursuant to
Section 6(b).


1.  TAXES

(a) Any and all payments made hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").


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


If any Taxes are required by law to be deducted from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future documentary stamp or intangible taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note or advances hereunder (hereinafter referred to as "Other Taxes").

(c) The Borrower will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

(d) Within 45 days after the date of any payment of Taxes, the Borrower will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, the Borrower will furnish to the Bank a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Bank, in either case stating that such payment is exempt from or not subject to Taxes.

(e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections (a) through (d) above shall survive the payment in full of principal and interest hereunder.


2.  DEFAULT

If any or the following events ("Events of Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any installment of principal of, or interest on, this Note when due; or

(b) The Borrower (or any of them) shall fail to perform or observe any other term, covenant or agreement contained in this Note or any agreement securing it on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower (or any of them) by the Bank; or

(c) An Event of Default or default shall occur under any agreement securing this Note executed by a third party; or


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


(d) The Borrower (or any of them) or any of its subsidiaries shall fail to pay any indebtedness in excess of twenty million United States Dollars (US$ 20,000,000.00) (but excluding any such indebtedness evidenced by this Note) of the Borrower (or any of them) or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any default under any agreement or instrument securing or otherwise relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly schedule required prepayment), prior to the stated maturity thereof; or

(e) The Borrower (or any of them) or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower (or any of them) or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent,or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower (or any of them) or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of twenty million United States Dollars (US$ 20,000,000.00 (or its equivalent in another currency) shall be rendered against the Borrower (or any of them) or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any governmental authority or any person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Borrower (or any of them) or of any of its subsidiaries, or shall have taken any action to displace the management of the Borrower (or any of them) or of any of its subsidiaries or to curtail its authority in the conduct of the business of the Borrower or of any of its subsidiaries; then, and in any such event, the Bank may, by notice to the Borrower (or any of them), declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

3.  CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

(a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York County, New York over any action or proceeding arising out of or relating to this Note. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Borrower hereby irrevocably appoints ______________. (the "Process Agent"), with an office on the date hereof at ____________________, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. As an alternative method of service, the Borrower also irrevocable consents to the service of any and all process in any such action or proceeding by the mailing of a copy of such process to the Borrower at its address as set forth below.

The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Nothing in this Section 3 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the bank to bring any action or proceeding against the borrower (or any of them) or its property in the courts of other jurisdictions.

(c) To the extent that the Borrower (or any of them) has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, attachment prior to judgment, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note.

4.  RIGHT OF SETOFF

The Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, any branch of Citibank N.A. or any subsidiary or affiliate of Citibank N.A.or for the credit or the account of the Borrower (or any of them) against any and all of the obligations of the borrower now or hereafter existing under this Note, irrespective of whether or not the Bank shall have made any demand under this Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

5.  JUDGMENT

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in United States dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with



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


normal banking procedures the Bank could purchase United States dollars with such other currency on the business day preceding that on which final judgment is given.

(b) The obligation of the Borrower in respect of any sum due from it to the Bank hereunder shall,notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be due hereunder in such other currency, the Bank may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United Stated dollars so purchased are less than the sum originally due to the Bank in United States dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the United States dollars so purchased exceed the sum originally due to the Bank in United States dollars, the Bank agrees to remit to the Borrower (or any of them) such excess.

6.COSTS AND EXPENSES

(a) The Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses whether in connection with a trial, appeals or otherwise), in connection with the enforcement of this Note, including losses, costs and expenses sustained by the Bank as a result of an Event of Default.

(b) The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank, absent manifest error) to compensate it for any loss, cost or expense related to the breakage of LIBOR attributable to any prepayment of this Promissory Note

7.  JOINT AND SEVERAL LIABILITY; PRONOUNS

If this Note is signed by two or more persons or entities, each of such persons or entities shall be jointly and severally liable for the Borrower's obligations under it, the release of one or more such persons or entities shall not affect the obligations and liabilities of the others, the term "the Borrower" shall mean all such persons or entities and the term" the Borrower (or any of them)" shall mean any one or more of such persons or entities. If appropriate, each neuter pronoun shall be read as a masculine or feminine pronoun and each singular pronoun as a plural pronoun.

8.  GOVERNING LAW

This note shall be governed by, and construed in accordance with, the laws of The State of New York, United States of America.

9.  COMPLETION OF INSTRUMENT

The Borrower hereby irrevocably authorizes the Bank, if this Note is delivered to the Bank undated, to complete the appropriate blank at the head of this Note with a date that is the earlier of the date this Note is delivered to the Bank and the date any obligation intended to be evidenced hereby is first created, or, if it is delivered with elements essential to its being an instrument not completed, to make whatever appropriate insertions are necessary to make this Note an instrument.


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


10.  CERTAIN WAIVERS

The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note.

11.  WAIVER OF JURY TRIAL

The Borrower and the Bank each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.


IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.



ADDRESSES:
Panamco de Nicaragua , S.A.
Km. 41/2 Carretera Norte Frente a la
Direccion General de Ingresos
Managua, Nicaragua

                                     PANAMCO DE NICARAGUA, S.A.
                                     (Typed or printed name of organization)


                                     ---------------------------------------
                                     By:(Signature of officer/representative)



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


                                         CITIBANK, N.A.



                     INTERNATIONAL BANKING FACILITY (IBF)
                     ------------------------------------

                           STATEMENT OF ELIGIBILITY
                           ------------------------



     Panamco de Nicaragua, S.A., a nonbank entity located outside the United States, understands that it is the policy of the Board of Governors of the Federal Reserve System that deposits received by international banking facilities may be used only to support the non-U.S. operations of a depositor (or its foreign affiliates) located outside the United States and that extensions of credit by international banking facilities may be used only to finance non-U.S. operations of a customer (or its foreign affiliates) located outside the U.S.


Paulo J. Sacchi (Customer's authorized signer), acknowledges that funds it deposits with the IBF of Citibank, N.A. will be used solely in support of its non-U.S. operations, or that of its foreign affiliates, and that the proceeds of its borrowings from the IBF will be used solely to finance its operations outside the United States, or that of its foreign affiliates.




                                           __________________________________
                                           (Authorized Signature and Stamp)
                                            ID#


                                            _________________________________
                                                        (Date)

                              GUARANTY AGREEMENT

This Guaranty (the "Guaranty Agreement") dated as of September 14, 2001, is made by Panamerican Beverages, Inc., a corporation organized and existing under the laws of the Republic of Panama (the "Guarantor"), in favor of Citibank N.A - International Banking Facility an international banking facility of a United States national banking association (the "Bank").

     WHEREAS, the Bank will enter into a credit agreement (the "Credit Agreement") with Panamco de Nicaragua, S.A. (the "Borrower") in the amount of Six Million Five Hundred United States Dollars (US$ 6,500,000.00), provided the Guarantor furnish its guaranty of the obligations (as hereinafter defined) of the Borrower to the Bank, and

     WHEREAS, the Guarantor is willing to guaranty all the obligations of the Borrower under the Credit Agreement;

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:


SECTION 1. The Guarantor hereby unconditionally and irrevocably guarantees and promises to pay to the Bank on demand any and all obligations of the Borrower under the Credit Agreement an agrees to pay any and all out-of-pocket costs and expenses and reasonable fees and disbursements of counsel (including the allocated costs of staff counsel) incurred by the Bank in enforcing any rights under this Guaranty Agreement. The word "Obligations" is used herein in it most comprehensive sense and includes all obligations and liabilities of the Borrower to the Bank under the Credit Agreement to which the Borrower is a party, whether absolute of contingent, liquidated or unliquidated, for principal, interest, fees, indemnities, costs and expenses and all other amounts payable under or in connection with the Credit Agreement.

SECTION 2. (a) The Guarantor's obligations hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether and action in brought against the Borrower or any other obligor in respect of the Obligations or whether the Borrower or any other obligor in respect of the Obligations is joined in any such action or actions.


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


     (b) The obligations of the Guarantor under this Guaranty Agreement are absolute and unconditional, and the Guarantor guarantees that the Obligations will be paid in full on demand when due (whether at stated maturity, by required prepayment, by acceleration, on demand otherwise) in accordance with the terms of this Guaranty Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto or any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a guarantor.

     (c) This Guaranty shall in all respects remain in full force and effect (notwithstanding, without limitation, the dissolution, liquidation, bankruptcy, insolvency or reorganization of the Borrower or any other obligor in respect of the Obligation), unless and until all of the Obligations have been finally paid in full.

     (d) This Guaranty shall in all respects continue in full force and effect or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned for any reason, including, without limitation, because of any change in the corporate existence or structure or ownership of the Borrower or because the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee or any other obligor in respect of the Obligations or upon or as result of the appointment of a custodian, receiver, trustee or other officer with similar power with respect to the Borrower or any such other obligor or any such other obligor or any material part of its assets, or otherwise, all as though such payment had not been made. If an event permitting the acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case of proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations, and the other obligations hereunder, without any further notice or demand.

     (e) Without limiting the foregoing, the Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to (i) renew, extend, accelerated, compromise, settle restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations, or otherwise change the terms of the Obligations or any part thereof; (ii) take and hold security for the payment of this Guaranty Agreement of the Obligations or the obligations of other obligors in respect of the Obligations and enforce any such security, (iii) apply such security and direct the


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


order or manner of sale thereof or sell, exchange, release, compromise, settle, waive or surrender any such security, and (iv) take, hold, exchange, release, compromise, settle, amend or waive, or consent to the departure from the terms of, any guaranty or other agreement relating to the obligations of any other obligor in respect of the Obligations. The Bank shall have no obligation to perfect, secure, protect or insure any collateral agreement or any collateral and the Guarantor's liability hereunder shall not be affected by the non-perfection, invalidity or unenforceability of any collateral or collateral agreement.

     (f) Notwithstanding any payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the Borrower or any other person or to any collateral or other rights or interests held of the payment of the Obligations of the Guarantor hereunder have been finally paid in full. If the Guarantor shall receive any payment on account of any subrogation rights at any time when all the Obligations and the Guarantor's obligations hereunder shall not have been paid in full, any amount so paid will be held in trust by the Guarantor and promptly turned over to the Bank to be applied first to the Obligations until paid in full and thereafter to the Guarantor's obligations hereunder.

     (g) Guarantor's liability under this Guaranty Agreement shall be unconditional irrespective of (i) any exchange, release or non-perfection of any collateral securing payment of any Obligations, (ii) the existence of any claim, set-off or other rights which we may have at any time against the Borrower, the Guarantor, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, (iii) any statute of limitation, (iv) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower or the Guarantor, other than the payment in full of the Obligations and (v) an occurrence of an Event of Sovereign Risk, as such term is defined below.

     (h) The Guarantor unconditionally waives any right to require the Bank to
(i) proceed against the Borrower or any other obligor in respect of the Obligations, (ii) proceed against or exhaust any security held directly or indirectly on account of the Obligations, or (iii) pursue any other remedy in the Bank's powers whatsoever Guarantor unconditionally waives any defense arising by reason of any disability or other legal or equitable defense of the Borrower by reason of the cessation from any cause whatsoever of the liability of the Borrower other than final payment in full in cash of the Obligations. The Guarantor waives all diligence, presentments, protest, notices of protest, notices of dishonor, notices of non-payment, acceptance and notices of acceptance of this Guaranty Agreement.


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


     (i) All payments by Guarantor hereunder shall be made in freely transferable United States Dollars in same day funds free and clear of all taxes or other deductions levied or assessed by any domestic or foreign governmental entity. Such payments shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature impose, levied, assessed, collected or required to be withheld by any government or political subdivision or taxing authority thereof. In the event that Guarantor shall be compelled by law to make any such deduction, then it shall pay such additional amounts as may be necessary to ensure that the net amount received by the Bank shall equal the amount it would have received if such withholding would not have been made, and Guarantor shall furnish copies of the receipts evidencing that such taxes have been paid within 45 days after such taxes are due.

For the purpose hereof an "Event of Sovereign Risk" means any of the following:

     (a) any war (whether or not declared), revolution, insurrection, civil strife or hostile acts,

     (b) the promulgation, operation or enforcement of any law, act, decree, regulation or other similar event, ordinance, order, policy or determination (herein, a "Nicaraguan Law"), or any modification of or change in the interpretation of any Nicaraguan Law, by any National Governmental Authority (as herein defined), including without limitation the imposition of any moratorium on, required rescheduling of, or required approval of the payment of any indebtedness,

     (c) the failure or refusal by the Central Bank of Nicaragua (or other government authorities of Nicaragua with comparable jurisdiction) to exchange, or to approve or permit the exchange of, the then-lawful currency of Nicaragua for Dollars, or any other action of any National Governmental Authority that has the effect of prohibiting or restricting such exchange or the transfer of funds outside Nicaragua,

     (d) the unavailability of Dollars in the exchange market therefor in Nicaragua in accordance with normal commercial practice for the purpose of transactions such as the transactions contemplated herein,

     (e) any expropriation, confiscation, requisition, nationalization, or other action by any other branch or affiliate of Citibank, N.A. in


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


          Nicaragua, of its ownership or control of the benefits of all or a substantial portion of its assets located in Nicaragua or the revenues attributable thereto,

     (f) a declaration of banking moratorium or any suspension of payments by banks in Nicaragua, or the imposition by any National Government Authority of any moratorium on, required rescheduling of, or approval of, the payment of any indebtedness in Nicaragua,

     (g) any disruption in the bank payments system which prevents the Borrower from paying Dollars in the manner contemplated by the Credit Agreement, or

     (h) any suspension, relinquishment or termination of the operations of the Borrower, any other branch or affiliate of Citibank, N.A. in Nicaragua, or a result of any event of the kinds referred to in clauses (a)-(g) above or as the result of the threat of any such event.

"National Governmental Authority" means, at any time, the government of the Republic of Nicaragua or any political subdivision thereof or any other office, agency or instrumentality thereof, including the Central Bank of Nicaragua or any successor thereto, or any other authority asserting governmental, military or political power of any kind at such time in Nicaragua, whether or not such authority is recognized as a de facto or de jure government.

SECTION 3. The Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any extension of credit by the Bank to the Borrower; (ii) presentment and demand for payment of any of the Obligation; (iii) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations; any (iv) all other notices to which the Guarantor might otherwise be entitled.

SECTION 4. This is a continuing guaranty and shall (i) remain in full force and effect until the Bank shall have received written notice form the Guarantor that has been revoked, but any such notice shall not release the Guarantor from any liability as to any Obligation or the Guarantor's obligations hereunder (including any contingent liability) existing at the time of such notice (ii) be binding upon the Guarantor and the Guarantor's successors and assigns, and (iii) insure to the benefit of, and be enforceable by, the Bank and the Bank's successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer all or any portion of the Bank's rights and obligations to any other person or entity, and such other person or entity shall


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


thereupon become vested with all the benefits thereof granted to the Bank herein or otherwise.

SECTION 5. The liability of the Guarantor under this Guaranty Agreement shall be limited to obligations which do not exceed the sum of Six Million Five Hundred Thousand Dollars (US$ 6,500,000.00) for principal plus all interest, fees, and other costs and expenses relating to or arising out of the Obligations.

SECTION 6. Representations and Warranties. The Guarantor represents and warrants that:

     (a) Existence and Power. The Guarantor is a corporation duly incorporated and validly existing under the laws of the Republic of Panama and has all requisite power and authority to own its property and to carry on its business as now conducted.

     (b) Authority. The Guarantor has full power and authority to enter into, execute, deliver and carry out the terms of this Guaranty Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are in full compliance with the Guarantor's Articles of Incorporation and By-laws.

     (c) Authority of Officers. The officer of the Guarantor who is executing this Guaranty Agreement is properly in office and is duly authorized to execute the same.

     (d) Binding Agreement. This Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally.

     (e) Litigation. There are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

     (f) No Conflicting Law or Agreements. The execution, delivery and performance by the Guarantor of this Guaranty Agreement; (i) do not violate any provision of the Articles of Incorporation or By-laws of the Guarantor; (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or


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


          regulation applicable to or binding on the Guarantor or affecting any of its property; and (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, any mortgage, indenture, contract or other agreement to which the Guarantor is a party, or by which any of its property is bound.

SECTION 7. Miscellaneous:

     (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify by notice to the other party:

If to the Guarantor:       Panamerican Beverages, Inc.
                           Torre Dresdner Bank
                           Piso No. 7, Calle 50
                           Panama City - Republic of Panama
                           Telecopy: (507) 223-8308
                           Attention:  Chief Financial Officer


If to the Bank:

                           c/o   Citibank Mexico S.A.
                           390 Reforma Piso 7
                           Colonial Juarez
                           Mexico D.F. 06695
                           Telecopy: (525) 533-6125
                           Attention:  Relationship Manager

     Each such notice, request or other communication may be sent by international courier addressed as aforesaid and shall be effective upon delivery evidenced by the receipt or declaration of the courier, or by facsimile transmission to the telecopiers indicated above, which shall be effective as of the time so telecommunicated.

     (b) No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Payment of Expenses. The Guarantor will, at its own cost and expense, execute and deliver to the Bank all such documents, instruments, and agreements and do all such acts and things as may be reasonably requisite in the opinion of the Bank, to enable the Bank to exercise and enforce its rights hereunder.

     (d) Severability. In case any one or more of the provisions contained in this Guaranty Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (e) Governing Law. This Guaranty Agreement and the rights and obligations of the Guarantor and the Bank hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to principles of conflicts of laws.

     (f) Submission to Jurisdiction. Guarantor irrevocably agrees that any legal action arising out of or relating to this Guaranty Agreement may be instituted in the United States District Court for the southern District of New York or the courts of the State of New York, United States, in the City of New York, Borough of Manhattan and the Guarantor irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding and waives any other jurisdiction to which it may be entitled by reason of its present or future domicile. Guarantor irrevocably waives to the fullest extent permitted by law, any objection which it may or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor agrees to the extent permitted by applicable laws of the State of New York and the Republic of Panama, that a final judgment against it in any such legal action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof. By accepting this Guaranty Agreement, the Bank also submits to the jurisdiction of the above named New York State courts.

     (g) Waiver of Sovereign Immunity. Guarantor acknowledges and agrees that the Credit Agreement is commercial in nature rather than governmental or public, and further acknowledges and agrees that neither the Borrower nor Guarantor are entitled to any right or immunity on the grounds of sovereignty or otherwise with respect to any legal action or proceeding arising out of relating to the Credit Agreement or this Guaranty Agreement. Guarantor, in respect of itself and its properties and revenues expressly and irrevocably waives any such right of immunity or claim thereto which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court, from execution upon a judgment and from attachment prior to judgment or in aid of execution) and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

     (h) Captions. Captions contained in this Guaranty Agreement are for convenience of reference only and shall not limit or define the provisions of this Guaranty Agreement or affect the interpretation or construction thereof.


                          [Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantor have caused this Guaranty Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.



PANAMERICAN BEVERAGES, INC.


By:
   ----------------------------------
   Name:  Paulo J. Sacchi
   Title: Senior Vice President-Finance & Treasurer